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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 333-77625 on Form S-8 of On-Site Sourcing, Inc. of our report dated January 31, 2001, except for note 15 which is dated April 1, 2001, relating to the balance sheets of On-Site Sourcing, Inc. as of December 31, 2000 and 1999 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2000, 1999 and 1998, which report appears in the December 31, 2000 annual report on Form 10-K of On-Site Sourcing, Inc.

/s/ Reznick Fedder & Silverman

Bethesda, Maryland
April 2, 2001